Exhibit 99(a)(1)(iii)


                            FIVE STAR PRODUCTS, INC.

                          Notice of Guaranteed Delivery
                                       for
                        Tender of Shares of Common Stock

         This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by Five Star Products, Inc. and if

o certificates evidencing shares of common stock, par value $0.01 per share, of Five Star Products, Inc. are not immediately available or cannot be delivered to the depositary before the expiration date, or

o the procedure for book-entry transfer described in the Offer to Purchase, dated February 6, 2004 and the related letter of transmittal cannot be completed on a timely basis; or

o time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgment in the case of a tender through the automated tender offer program of the book-entry transfer facility (as defined in the Offer to Purchase), and any other required documents, to reach the depositary prior to the expiration date (as defined in the Offer to Purchase).

         This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                     Computershare Trust Company of New York

                By Mail:                       By Facsimile Transmission:           By Hand or Overnight Courier:

      Computershare Trust Company            For Eligible Institutions Only:         Computershare Trust Company
              of New York                            (212) 701-7636                          of New York
          Wall Street Station                                                             Wall Street Plaza
             P.O. Box 1010                  For Confirmation Only Telephone:          88 Pine Street, 19th Floor
        New York, NY 10268-1010                      (212) 701-7635                       New York, NY 10005

         For this notice to be validly delivered, it must be received by the depositary at the above address before the offer expires. Delivery of this notice to another address will not constitute a valid delivery. Deliveries to Five Star products, Inc will not be forwarded to Computershare Trust Company of New York and will not constitute a valid delivery. This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

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                          NOTICE OF GUARANTEED DELIVERY

         By signing this notice of guaranteed delivery, you tender to Five Star Products, Inc. at the price and upon the terms and subject to the conditions described in the Offer to Purchase and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Number of Shares to be Tendered: ________________________ shares.
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                                    ODD LOTS
                (See Instruction 7 to the Letter of Transmittal)

         Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares and are tendering all of your shares. You either (check one box):

[  ]     are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[  ]     are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.
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                               CONDITIONAL TENDER
                (See Instruction 14 to the Letter of Transmittal)

         You may condition your tender of shares on Five Star Products, Inc. purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Five Star Products, Inc. in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[  ]     The minimum number of shares that must be purchased, if any are purchased, is: _______________ shares.

         If we are able to purchase all of the remaining tendered shares and the number that we would purchase would be below 5,000,000 and as a result, the minimum number of shares that you designated above will not be purchased, Five Star Products, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[  ]     The tendered shares represent all shares held by me.

Signature(s):

Name(s) of Record Holder(s):
                                         (Please Type or Print)

Certificate Nos.:

Address:
                                                              (Zip Code)


Daytime Area Code and Telephone No.:

Date:                               , 2004
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[ ] Please check box if shares will be delivered by book-entry transfer.
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                              GUARANTEE OF DELIVERY
                   (Not To Be Used For A Signature Guarantee.)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer, described in the Offer to Purchase, into the depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three (3) business days after the date of receipt by the depositary of this notice of guaranteed delivery.

         The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.



Name of Firm:

Address:

Area Code and Telephone Number:

Authorized Signature Name:

Please Print Name:

Title:

Dated:                              , 2004
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              NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
     CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.